UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

EDGEWATER FOODS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

NEVADA                          20-3113571
(State or other jurisdiction of incorporation)          (IRS Employer Identification No.)

5552 West Island Highway, Qualicum Beach

British Columbia, Canada   V9K 2C8

(Address of principal executive offices (zip code))

(250) 757-9811

(Registrant’s telephone number, including area code)

Robert Saunders

PRESIDENT AND CHIEF EXECUTIVE OFFICER

5552 West Island Highway, Qualicum Beach

British Columbia, Canada   V9K 2C8

(Name, address and telephone number of agent for service)

Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on which each class is to be registered:

None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box:  [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box:  [X]

Securities Act registration statement file number to which this form relates: File No.: 333-135796 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock

Series A Convertible Preferred Stock

Item 1. Description of Registrant’s Securities to be Registered

Reference is made to Registrant’s Registration Statement on Form SB-2 and Pre-Effective Amendment Nos. 1 and 2 thereto, (File No.: 333-135796), which are incorporated herein by reference.

Item 2. Exhibits

Pursuant to the “instruction to exhibits” on Form 8-A, no exhibits are filed herewith or incorporated by reference.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Edgewater Foods International, Inc.

August 30, 2006

By: /s/  Robert Saunders

Robert Saunders, CEO